EXHIBIT 23.3


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus of our report dated May 16, 1994 appearing on page 22 of Pre-Paid Legal Services, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1994.


/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Dallas, Texas
September 14, 1995